Exhibit 15.2

FANGDA PARTNERS

Shanghai•Beijing•Shenzhen•Hong Kong
http://www.fangdalaw.com

E-mail:	email@fangdalaw.com
Tel.:	86-21-2208-1166
Fax:	86-21-5298-5599
Ref.:	18GC0062

32/F, Plaza 66 Tower 1
1266 Nan Jing West Road
Shanghai 200040, PRC

To:

YY Inc.
Building B-1, North Block of Wanda Plaza
No. 79 Wanbo Er Road
Nancun Town, Panyu District
Guangzhou 511442
The People’s Republic of China

April 26, 2018

Re:	2017 Annual Report on Form 20-F of YY Inc.

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview—PRC Regulation,” and “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies” in YY Inc.’s Annual Report on Form 20-F for the year ended December 31, 2017 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2018, and further consent to the incorporation by reference of the summaries of our opinions under these captions into the Company’s registration statement on Form S-8 (No. 333-187074) pertaining to YY Inc.'s 2009 Employee Equity Incentive Scheme and 2011 Share Incentive Plan, the Company’s registration statement on Form S-8 (No. 333-215742) pertaining to YY Inc.'s 2009 Employee Equity Incentive Scheme and 2011 Share Incentive Plan, and the Company's registration statement on Form F-3 (No. 333-219961). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2017.

Yours sincerely,

/s/ Fangda Partners
Fangda Partners